SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2005

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2542 Williams Boulevard, Kenner, LA	70062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. Other Events.

On August 2, 2005, Sizeler Property Investors, Inc. issued two press releases.

Copies of Sizeler’s press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Proxy Solicitation

Sizeler and its directors, including those directors who are also executive officers, may be deemed to be participants in the solicitation of proxies for the 2005 Annual Meeting of Shareholders to be held on October 27, 2005. A listing of the Sizeler directors and certain other information regarding their direct and indirect interests in the solicitation is included in Sizeler’s Schedule 14A filed on June 28, 2005.

Sizeler will also be filing a Definitive Proxy Statement, Form of Proxy Solicited by Sizeler’s Board of Directors and other relevant documents with the Securities and Exchange Commission in connection with its 2005 Annual Meeting. Shareholders of Sizeler are advised to read, when available, Sizeler’s Definitive Proxy Statement and any other relevant documents filed by Sizeler with the Securities and Exchange Commission in connection with Sizeler’s solicitation of proxies for the 2005 Annual Meeting because these documents will contain important information. Shareholders of Sizeler and other interested parties may obtain free of charge, when available, copies of the Definitive Proxy Statement and any other documents filed by Sizeler with the Securities and Exchange Commission (including the Schedule 14A filed on June 28, 2005), at the SEC’s internet website http://www.sec.gov and also on Sizeler’s internet website http://www.sizeler.net. The Schedule 14A and, when available, the Definitive Proxy Statement and Form of Proxy Solicited by Sizeler’s Board of Directors for the 2005 Annual Meeting to be held on October 27, 2005 also may be obtained free of charge by contacting Morrow & Co., Inc., which is assisting Sizeler in the solicitation of proxies, at (800) 654-2468 or (212) 754-8000 (collect).

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

99.1	Press release of Sizeler Property Investors, Inc. dated August 2, 2005.

99.2	Press release of Sizeler Property Investors, Inc. dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sizeler Property Investors, Inc.

Date: August 2, 2005	By	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr., President And Chief Operating Officer